Exhibit 99.1

NEWS RELEASE

Contact:	Press	Investors
	Jim Sheehan	Monica Gould
	SeaChange	The Blueshirt Group
	1-978-897-0100 x3064	1-212-871-3927
	jim.sheehan@schange.com	monica@blueshirtgroup.com

SEACHANGE INTERNATIONAL REPORTS

FIRST QUARTER FISCAL 2017 RESULTS

Company Maintains Outlook for Growth and Profitability for Full Fiscal Year 2017

ACTON, Mass. (June 7, 2016) – SeaChange International, Inc. (NASDAQ: SEAC) today reported first quarter fiscal 2017 revenue of $21.6 million and U.S. GAAP loss from operations of $9.6 million, or $0.28 per basic share, compared to first quarter fiscal 2016 revenue of $23.2 million and U.S. GAAP operating loss of $9.5 million, or $0.28 per basic share.

The Company’s U.S. GAAP first quarter fiscal 2017 results included non-GAAP charges of $2.8 million, which consisted primarily of severance and other restructuring costs, stock-based compensation, amortization of intangible assets from prior acquisitions, and other non-operating expense professional fees, while the first quarter fiscal 2016 results included $2.7 million of similar non-GAAP charges. Non-GAAP loss from operations for the first quarter of fiscal 2017 was $6.8 million, or $0.20 per basic share, which was identical to the first quarter of fiscal 2016 of $6.8 million, or $0.20 per basic share.

“We’re pleased to have achieved first quarter results that are in line with our guidance, which primarily reflect our ability to more rapidly secure customer acceptance of our next-generation software products, as well as our ongoing progress in converting our legacy back office customer base to Adrenalin, including two additional North American service providers during the quarter,” said Ed Terino, Chief Executive Officer, SeaChange. “Based on accelerated customer delivery and ongoing operational improvements, which are further bolstered by our acquisition of DCC Labs last month to reduce our software development costs, SeaChange is on track for achieving full-year profitability, year-over-year revenue growth and double-digit operating margins.”

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SeaChange Q1 FY17 Results/Page 2

Anthony Dias, Chief Financial Officer, SeaChange, said, “In the first quarter, we successfully controlled our expenses as expected, while continuing to ramp up our sales and marketing operations for more effective regional reach in the Americas and Europe, and in emerging markets including OTT. By continuing to improve our operational performance, as well as realizing the benefits from our restructuring efforts, we anticipate achieving cost savings of approximately $9 million for this fiscal year. Some of these savings will enable us to invest in our sales and marketing initiatives, as well as contribute significantly to our goal of achieving profitability on a full-year basis for fiscal 2017.”

Commenting on the Company’s outlook, Dias added, “We anticipate our second quarter fiscal 2017 revenue to be in the range of $23 million to $25 million, and non-GAAP operating loss to be in the range of $0.10 to $0.15 per basic share. For full fiscal 2017, we maintain our outlook for revenues to be in the range of $110 million to $120 million and non-GAAP operating income to be in the range of $0.05 to $0.15 per fully diluted share. Today, we’re providing investors with greater visibility into SeaChange revenues, by type, in a supplemental schedule that we’ve included in our press release. We anticipate updating this schedule in our quarterly announcements going forward.”

SeaChange continues to have a strong balance sheet and ended the first quarter of fiscal 2017 with cash, cash equivalents, restricted cash and marketable securities of $64.5 million, and no debt outstanding.

The Company will host a conference call to discuss its first quarter fiscal 2017 results at 5:00 p.m. ET today, Tuesday, June 7, 2016. The call may be accessed at 877-407-8037 (U.S.) and 201-689-8037 (international) and via live webcast at www.schange.com/IR. A replay of the conference call will be available by phone through June 21, 2016 at 877-660-6853 (U.S.) or 201-612-7415 (international), conference ID 1363-7347. The webcast will be archived on the investor relations section of the Company’s website at www.schange.com/IR.

About SeaChange International

Enabling our customers to deliver billions of premium video streams across a matrix of pay-TV and OTT platforms, SeaChange (Nasdaq: SEAC) empowers service providers, broadcasters, content owners and brand advertisers to entertain audiences, engage consumers and expand business opportunities. As a three-time Emmy award-winning organization with 23 years of experience, we give media businesses the content management, delivery and monetization capabilities they need to craft an individualized branded experience for every viewer that sets the pace for quality and value worldwide. For more information, please visit www.schange.com.

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SeaChange Q1 FY17 Results/Page 3

Safe Harbor Provision

Any statements contained in this press release that do not describe historical facts, including regarding anticipated revenue, cost savings and other financial matters, are neither promises nor guarantees and may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current assumptions and expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. Factors that could cause actual future results to differ materially from current expectations include the following: the continued spending by the Company’s customers on video systems and services and expenses we may incur in fulfilling customer arrangements; the continued development of the multiscreen video and OTT market; the inability to meet revenue targets for our SaaS-based multiscreen service offering; the Company’s ability to successfully introduce new products or enhancements to existing products and the rate of decline in revenue attributable to our legacy products; the Company’s transition to being a company that primarily provides software solutions; worldwide economic cycles; measures taken to address the variability in the market for our products and services; the loss of or reduction in demand by one of the Company’s large customers; consolidation in the television service providers industry; the cancellation or deferral of purchases of the Company’s products; the length of the Company’s sales cycles; the timing of revenue recognition of new products due to customer integration and acceptance requirements; any decline in demand or average selling prices for our products and services; failure to manage product transitions; failure to achieve our financial forecasts due to inaccurate sales forecasts or other factors, including due to expenses we may incur in fulfilling customer arrangements; the Company’s ability to generate sufficient revenues to reduce its losses or regain profitability; the Company’s ability to manage its growth; the risks associated with international operations; the ability of the Company and its intermediaries to comply with the Foreign Corrupt Practices Act; foreign currency fluctuation; the Company’s ability to protect its intellectual property rights and the expenses that may be incurred by the Company to protect its intellectual property rights; an unfavorable result of current or future litigation; content providers limiting the scope of content licensed for use in the video-on-demand and OTT market or other limitations in materials we use to provide our products and services; the Company’s ability to obtain necessary licenses or distribution rights for third-party technology; the Company’s ability to compete in its marketplace; the Company’s ability to respond to changing technologies; the impact of acquisitions, divestitures or investments made by the Company; the Company’s ability to access sufficient funding to finance desired growth and operations; the impact of changes in the market on the value of our investments; any impairment of the Company’s assets; changes in the regulatory environment; the Company’s ability to hire and retain highly skilled employees; the ability of the Company to manage and oversee the outsourcing of engineering work; additional tax liabilities to which the Company may be subject; the security measures of the Company are breached and customer data or our data is obtained unlawfully; service interruptions or delays from our third-party data center hosting facilities; the implementation of restructuring programs; disruptions to the Company’s information technology systems; uncertainties of regulation of Internet and data traveling over the Internet; if securities analysts do not publish favorable research or reports about our business; our use of non-GAAP reporting; the effectiveness of the Company’s disclosure controls and procedures and internal controls over financial reporting; the Company’s use of estimates in accounting for the Company’s contracts; the performance of the Company’s third-party vendors; the Company’s entry into fixed price contracts and the related risk of cost overruns; the risks associated with purchasing material components from sole suppliers and using a limited number of third-party manufacturers; compliance with conflict minerals regulations; terrorist acts, conflicts, wars and geopolitical uncertainties; the Company’s Delaware anti-takeover provisions; and the effect on revenue and reported results of a change in financial accounting standards.

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SeaChange Q1 FY17 Results/Page 4

Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly available documents made by the Company from time to time with the Securities and Exchange Commission, including but not limited to, those appearing under the caption “Certain Risk Factors” in the Company’s Annual Report on Form 10-K filed on April 13, 2016. Any forward-looking statements should be considered in light of those factors. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results may differ from those set forth in the forward-looking statements.

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SeaChange Q41FY17 Results/Page 5

SeaChange International, Inc.

Preliminary Condensed Consolidated Balance Sheets

(Amounts in thousands)

	April 30, 2016	January 31, 2016
	(Unaudited)
Assets
Cash and cash equivalents	$51,512	$58,733
Marketable securities and restricted cash	12,964	12,350
Accounts and other receivables, net	33,317	37,011
Inventories, net	1,748	1,682
Prepaid expenses and other current assets	3,346	3,827
Property and equipment, net	13,537	14,129
Goodwill and intangible assets, net	45,051	44,301
Other assets	5,409	5,636

Total assets	$166,884	$177,669

Liabilities and Stockholders’ Equity
Accounts payable and other current liabilities	$20,642	$23,546
Deferred stock consideration	—	3,205
Deferred revenues	17,774	17,410
Deferred tax liabilities and income taxes payable	1,462	1,389
Other long term liabilities	1,170	1,101

Total liabilities	41,048	46,651

Total stockholders’ equity	125,836	131,018

Total liabilities and stockholders’ equity	$166,884	$177,669

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SeaChange Q41FY17 Results/Page 6

SeaChange International, Inc.

Preliminary Condensed Consolidated Statements of Operations

(Unaudited, amounts in thousands, except per share data)

	Three Months Ended April 30,
	2016	2015
Revenues:
Products	$4,200	$3,164
Services	17,370	20,013

Total revenues	21,570	23,177

Cost of revenues:
Products	1,574	1,677
Services	10,459	11,203
Amortization of intangible assets	316	181
Stock-based compensation expense	72	—

Total cost of revenues	12,421	13,061

Gross profit	9,149	10,116

Operating expenses:
Research and development	8,699	9,533
Selling and marketing	3,557	3,668
General and administrative	4,071	3,887
Amortization of intangible assets	450	941
Stock-based compensation expense	40	711
Earn-outs and change in fair value of earn-outs	—	502
Professional fees - other	132	128
Severance and other restructuring costs	1,775	212

Total operating expenses	18,724	19,582

Loss from operations	(9,575)	(9,466)
Other income (expenses), net	922	(229)

Loss before income taxes and equity income in earnings of affiliates	(8,653)	(9,695)
Income tax provision	254	147
Equity income in earnings of affiliates, net of tax	—	17

Net loss	$(8,907)	$(9,825)

Net loss per share:
Basic	$(0.26)	$(0.29)

Diluted	$(0.26)	$(0.29)

Weighted average common shares outstanding:
Basic	34,354	33,328

Diluted	34,354	33,328

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SeaChange Q1 FY17 Results/Page 7

SeaChange International, Inc.

Preliminary Condensed Consolidated Statements of Cash Flows

(Unaudited, amounts in thousands)

	Three Months Ended April 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(8,907)	$(9,825)
Adjustments to reconcile net loss to net cash used in operating activities from continuing operations:
Depreciation and amortization of property and equipment	794	870
Amortization of intangible assets	766	1,122
Fair value of contingent consideration	—	502
Stock-based compensation expense	112	711
Other	40	89
Changes in operating assets and liabilities, excluding impact of acquisition:
Accounts receivable	5,363	7,822
Unbilled receivables	(664)	(2,864)
Inventories	(91)	(148)
Prepaid expenses and other assets	853	(1,091)
Accounts payable	(1,736)	119
Accrued expenses	(2,201)	(2,118)
Deferred revenues	80	(1,467)
Other	29	(465)

Total cash used in operating activities	(5,562)	(6,743)

Cash flows from investing activities:
Purchases of property and equipment	(159)	(282)
Investment in capitalized software	—	(749)
Purchases of marketable securities	(502)	(2,033)
Proceeds from sale and maturity of marketable securities	—	4,034
Cash paid for acquisition of business, net of cash acquired	—	(11,686)
Other investing activities	(106)	—

Total cash used in investing activities	(767)	(10,716)

Cash flows from financing activities:
Proceeds from issuance of common stock relating to stock option exercises	33	—
Other financing activities	(3)	—

Total cash provided by financing activities	30	—

Effect of exchange rate changes on cash	(922)	411

Net decrease in cash and cash equivalents	(7,221)	(17,048)

Cash and cash equivalents, beginning of period	58,733	90,019

Cash and cash equivalents, end of period	$51,512	$72,971

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SeaChange Q1 FY17 Results/Page 8

Use of Non-GAAP Financial Information

We define non-GAAP income (loss) from operations as U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) operating loss plus stock-based compensation expenses, amortization of intangible assets, earn-outs and change in fair value of earn-outs, non-operating expense professional fees and severance and other restructuring costs. We discuss non-GAAP income (loss) from operations in our quarterly earnings releases and certain other communications as we believe non-GAAP income (loss) from operations is an important measure that is not calculated according to U.S. GAAP. We use non-GAAP income (loss) from operations in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, determining a component of bonus compensation for executive officers and other key employees based on operating performance and evaluating short-term and long-term operating trends in our operations. We believe that non-GAAP income (loss) from operations assists in providing an enhanced understanding of our underlying operational measures to manage the business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision-making.

Non-GAAP income (loss) from operations is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with U.S. GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. We expect to continue to incur expenses similar to the non-GAAP income (loss) from operations financial adjustments described above, and investors should not infer from our presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

In managing and reviewing our business performance, we exclude a number of items required by U.S. GAAP. Management believes that excluding these items is useful in understanding the trends and managing our operations. We provide these supplemental non-GAAP measures in order to assist the investment community to see SeaChange through the “eyes of management,” and therefore enhance the understanding of SeaChange’s operating performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, our reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures reflect adjustments based on the following items:

Amortization of Intangible Assets. We incur amortization expense of intangible assets related to various acquisitions that have been made in recent years. These intangible assets are valued at the time of acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. We believe that exclusion of these expenses allows comparisons of operating results that are consistent over time for both the Company’s newly-acquired and long-held businesses.

Stock-based Compensation Expense. We incur expenses related to stock-based compensation included in our U.S. GAAP presentation of cost of revenues and operating expenses. Although stock-based compensation is an expense we incur and is viewed as a form of compensation, the expense varies in amount from period to period, and is affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of our shares, risk-free interest rates and the expected term and forfeiture rates of the awards.

Earn-outs and Change in Fair Value of Earn-outs. Earn-outs and the change in the fair value of earn-outs are considered by management to be non-recurring expenses to the former shareholders of the businesses we acquire. We also incur expenses due to changes in fair value related to contingent consideration that we believe would otherwise impair comparability among periods.

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SeaChange Q1 FY17 Results/Page 9

Professional Fees - Other. We have excluded the effect of legal and other professional fees associated with our acquisitions, divestitures, litigation and strategic alternatives because the amounts are considered significant non-operating expenses.

Severance and Other Restructuring. We incur charges due to the restructuring of our business, including severance charges and facility reductions resulting from our restructuring and streamlining efforts and any changes due to revised estimates, which we generally would not have otherwise incurred in the periods presented as part of our continuing operations.

Depreciation Expense. We incur depreciation expense related to capital assets purchased to support the ongoing operations of the business. These assets are recorded at cost and are depreciated using the straight-line method over the useful life of the asset. Purchases of such assets may vary significantly from period to period and without any correlation to underlying operating performance. Management believes that exclusion of depreciation expense allows comparisons of operating results that are consistent across past, present and future periods.

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SeaChange Q1 FY17 Results/Page 10

The following table reconciles the Company’s estimated U.S. GAAP income (loss) from operations to the Company’s non-GAAP income (loss) from operations:

SeaChange International, Inc.

Preliminary Reconciliation of GAAP to Non-GAAP

(Unaudited, amounts in thousands)

	Three Months Ended			Three Months Ended
	April 30, 2016			April 30, 2015
	GAAP As Reported	Adjustments	Non-GAAP	GAAP As Reported	Adjustments	Non-GAAP
Revenues:
Products	$4,200	$—	$4,200	$3,164	$—	$3,164
Services	17,370	—	17,370	20,013	—	20,013

Total revenues	21,570	—	21,570	23,177	—	23,177

Cost of revenues:
Products	1,574	—	1,574	1,677	—	1,677
Services	10,459	—	10,459	11,203	—	11,203
Amortization of intangible assets	316	(316)	—	181	(181)	—
Stock-based compensation	72	(72)	—	—	—	—

Total cost of revenues	12,421	(388)	12,033	13,061	(181)	12,880

Gross profit	9,149	388	9,537	10,116	181	10,297

Gross profit percentage	42.4%	1.8%	44.2%	43.6%	0.8%	44.4%

Operating expenses:
Research and development	8,699	—	8,699	9,533	—	9,533
Selling and marketing	3,557	—	3,557	3,668	—	3,668
General and administrative	4,071	—	4,071	3,887	—	3,887
Amortization of intangible assets	450	(450)	—	941	(941)	—
Stock-based compensation expense	40	(40)	—	711	(711)	—
Earn-outs and change in fair value of earn-outs	—	—	—	502	(502)	—
Professional fees - other	132	(132)	—	128	(128)	—
Severance and other restructuring costs	1,775	(1,775)	—	212	(212)	—

Total operating expenses	18,724	(2,397)	16,327	19,582	(2,494)	17,088

(Loss) income from operations	$(9,575)	$2,785	$(6,790)	$(9,466)	$2,675	$(6,791)

(Loss) income from operations percentage	(44.4%)	12.9%	(31.5%)	(40.8%)	11.5%	(29.3%)

Weighted average common shares outstanding:
Basic	34,354	34,354	34,354	33,328	33,328	33,328

Diluted	34,354	34,492	34,354	33,328	33,464	33,328

Non-GAAP operating (loss) income per share:
Basic	$(0.28)	$0.08	$(0.20)	$(0.28)	$0.08	$(0.20)

Diluted	$(0.28)	$0.08	$(0.20)	$(0.28)	$0.08	$(0.20)

Adjusted EBITDA:

Loss from operations			$(9,575)			$(9,466)
Depreciation expense			794			870
Amortization of intangible assets			766			1,122
Stock-based compensation expense			112			711
Earn-outs and changes in fair value			—			502
Professional fees: acquisitions, divestitures, etc.			132			128
Severance and other restructuring			1,775			212

Adjusted EBITDA			$(5,996)			$(5,921)

Adjusted EBITDA %			(27.8%)			(25.5%)

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SeaChange Q1 FY17 Results/Page 11

SeaChange International, Inc.

Supplemental Schedule - Revenue Breakout for Last Nine Quarters

(Unaudited, amounts in thousands)

	Q1 FY15	Q2 FY15	Q3 FY15	Q4 FY15	Fiscal 2015	Q1 FY16		Q2 FY16	Q3 FY16	Q4 FY16	Fiscal 2016	Q1 FY17
Product Revenues:
Video Platform	$2,166	$3,271	$1,757	$4,942	$12,136	$1,281		$3,890	$3,051	$2,819	$11,041	$2,566
Advertising	360	592	904	704	2,560	96		241	650	470	1,457	121
User Experience	791	980	765	388	2,924	(142	)*	27	168	357	410	377
Hardware	1,389	3,897	2,464	3,912	11,662	1,355		2,240	2,146	1,862	7,603	526
Third-party Products	352	—	1,421	452	2,225	574		557	180	74	1,385	610

Total Product Revenues	5,058	8,740	7,311	10,398	31,507	3,164		6,955	6,195	5,582	21,896	4,200

Service Revenues:
Maintenance and Support	$11,993	$12,098	$11,825	$10,873	$46,789	$9,414		$10,151	$10,724	$9,882	$40,171	$9,677
SaaS	707	592	387	802	2,488	499		814	1,967	1,035	4,315	987
Professional Services - Video Platform	5,303	6,519	8,427	7,315	27,564	4,896		5,541	8,063	6,856	25,356	4,712
User Experience	1,276	1,900	2,020	1,891	7,087	5,204		4,410	1,798	3,842	15,254	1,994

Total Service Revenues	19,279	21,109	22,659	20,881	83,928	20,013		20,916	22,552	21,615	85,096	17,370

Total Revenues	$24,337	$29,849	$29,970	$31,279	$115,435	$23,177		$27,871	$28,747	$27,197	$106,992	$21,570

*	Revenue reclassification between product and service revenue.

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